Exhibit 99.3

EXECUTION

SECOND AMENDMENT TO

REVOLVING CREDIT AND SECURITY AGREEMENT

This SECOND AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is dated as of August 13, 2014 and entered into by and among UNITEK GLOBAL SERVICES INC., a Delaware corporation (“UniTek Parent”), UNITEK ACQUISITION, INC., a Delaware corporation (“UniTek Acquisition”), PINNACLE WIRELESS USA, INC., a Delaware corporation (“Pinnacle”), UNITEK USA, LLC, a Delaware limited liability company (“UniTek USA”), ADVANCED COMMUNICATIONS USA, INC., a Delaware corporation (“Advanced Communications”), DIRECTSAT USA, LLC, a Delaware limited liability company (“DirectSat”), FTS USA, LLC, a Delaware limited liability company (“FTS”) (UniTek Parent, UniTek Acquisition, Pinnacle, UniTek USA, Advanced Communications, DirectSat, FTS, collectively the “Borrowers”), the financial institutions and other institutional lenders party hereto, and APOLLO INVESTMENT CORPORATION, as agent for the Lenders (“AIC”, and in such capacity, the “Agent”).  Capitalized terms used herein without definition shall have the same meanings herein as set forth in that certain Revolving Credit and Security Agreement, dated as of July 10, 2013 (as amended, supplemented or otherwise modified, the “Revolving Credit Agreement”), by and among the Borrowers, the Agent and the Lenders.

RECITALS

WHEREAS, the Borrowers, Agent and Lenders have previously entered into the Revolving Credit Agreement.

WHEREAS, each Person (other than Borrowers and Agent) who immediately prior to effectiveness of this Amendment did not hold any Revolving Commitment Amount and has executed and delivered to the Agent a counterpart to this Amendment (each, a “Last Out Lender”) has agreed to a commitment (each, a “Last Out Loan Commitment”) in respect of certain loans to be made on a subordinated basis on the terms and subject to the conditions set forth in this Amendment and the Revolving Credit Agreement.

WHEREAS, upon the effectiveness of this Amendment, each Last Out Lender severally shall make Last Out Loans to the Borrowers in the amount of its Last Out Loan Commitment.

WHEREAS, the Borrowers, the Last Out Lenders and the Lenders have agreed to effectuate the foregoing and to amend certain provisions of the Revolving Credit Agreement and Other Documents.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.                                          NEW LAST OUT LOANS

Upon the occurrence of the Effective Date, each Last Out Lender severally shall make a Last Out Loan (as defined in Section 2 hereof) to the Borrowers in the aggregate amount of its Last Out Loan Commitment as reflected on Schedule 1 annexed hereto, with the proceeds of such Last Out Loans to be funded directly (notwithstanding Section 2.3 of the Revolving Credit Agreement or any other contrary provision of the Revolving Credit Agreement or the existence of any Default or Event of Default) to the Cash Collateral Account and to be applied thereafter, in accordance with the Revolving Credit Agreement, to purposes permitted under the Revolving Credit Agreement.  The terms applicable to such Last Out Loans shall be set forth in the Revolving Credit Agreement after giving effect to this Amendment (it being understood that the conditions in Section 8.2 of the Revolving Credit Agreement shall not apply to the borrowing of the Last Out Loans).

Section 2.                                          AMENDMENTS TO THE REVOLVING CREDIT AGREEMENT

A.                                    Amendments to Section 1.2.

(i)                                     The following new definitions are inserted into Section 1.2 of the Revolving Credit Agreement in the appropriate alphabetical order:

“Discharge of ABL Obligations” means the “Discharge of ABL Obligations” as such term is defined in the Subordination Agreement.

“Exempt Last Out Loan Proceeds” shall mean, at any time of determination, any Last Out Loan Proceeds solely to the extent (a) such Last Out Loan Proceeds are on deposit in the Cash Collateral Account and have not been withdrawn therefrom by the Borrowers pursuant to Section 4.15(h) or otherwise, and (b) not more than four Business Days shall have passed since the funding of the Last Out Loans giving rise to such Last Out Loan Proceeds.  For purposes of determining the foregoing, any withdrawals of amounts from the Cash Collateral Account pursuant to Section 4.15(h) or otherwise on and after the Second Amendment Effective Date shall be deemed first to be Exempt Last Out Loan Proceeds (to the extent of any such Exempt Last Out Loan Proceeds that have not then already been withdrawn) that are so withdrawn and shall reduce, dollar for dollar upon such withdrawal, the amount of Exempt Last Out Loan Proceeds deemed remaining in the Cash Collateral Account.

 “Forbearance Agreement” means that certain Forbearance Agreement dated as of August 8, 2014, by and among the Borrowers, the Guarantors, the Agent and the Lenders (as the same may be amended, restated, supplemented, otherwise modified or replaced from time to time).

“Last Out Incremental Loan” shall have the meaning set forth in Section 2.25(a).

“Last Out Lender” means each Person that is a Last Out Lender (as defined in the Second Amendment) and shall include each Person that becomes a transferee, successor or assign of any Last Out Lender.

“Last Out Loan Commitment” of any Last Out Lender shall mean the Last Out Loan Commitment set forth next to each such Lender’s name on Schedule I to the Second Amendment.

“Last Out Loan Increase Date” shall have the meaning set forth in Section 2.25(a).

“Last Out Loan Proceeds” shall mean any and all proceeds of the Last Out Loans funded by the Last Out Lenders to the Borrowers.

“Last Out Loans” shall mean the loans made by the Last Out Lenders pursuant to the Last Out Loan Commitments and the Last Out Incremental Loans.

“Last Out Required Lenders” shall mean the Last Out Lenders having more than 50% of the aggregate principal amount (including any capitalized paid in kind interest) of the outstanding Last Out Loans.

“Second Amendment” shall mean that certain Second Amendment to Revolving Credit and Security Agreement dated as of the Second Amendment Effective Date.

“Second Amendment Effective Date” shall mean the “Effective Date” as defined in the Second Amendment.

“Specified Defaults” shall mean the “Specified Defaults” as defined in the Forbearance Agreement.

“Subordination Agreement” shall mean that certain Subordination Agreement dated as of the Second Amendment Effective Date by and among AIC and the Last Out Lenders.

(ii)                                  The definition of “Advances” in Section 1.2 of the Revolving Credit Agreement is amended by adding immediately prior to the “.” at the end thereof the following:

“; provided, that Advances shall also mean and include, as the context requires, the Last Out Loans (and for the avoidance of doubt, any reference to Revolving Advances, Swing Loans and/or credit extended pursuant to the Revolving Commitment Amounts of the Revolving Lenders shall not mean or refer to the Last Out Loans)”.

(iii)                               The definition of “Lenders” in Section 1.2 of the Revolving Credit Agreement is amended by adding immediately prior to the “.” at the end thereof the following:

“; provided, that Lenders shall also mean and include, as the context requires, the Last Out Lenders (and for the avoidance of doubt, any reference to Lenders in the context of holding Revolving Commitment Amounts or Advances other than Last Out Loans shall not mean or refer to the Last Out Lenders)”.

(iv)                              The definition of “Other Documents” in Section 1.2 of the Revolving Credit Agreement is amended by adding immediately after the reference to “the Intercreditor Agreement” the phrase “, the Second Amendment, the Subordination Agreement”:

(v)                                 The definition of “Required Lenders” in Section 1.2 of the Revolving Credit Agreement is amended by adding immediately prior to the “.” at the end thereof the following:

“; provided, further, that following the Discharge of ABL Obligations, Required Lenders shall mean Lenders holding more than 50% of the principal amount (including any capitalized paid-in-kind interest) of the outstanding Last Out Loans”.

(vi)                              The definition of “Revolving Advances” in Section 1.2 of the Revolving Credit Agreement is amended by adding immediately after the reference to “Swing Loans” the phrase “, Last Out Loans”.

B.                                    Amendments to Revolving Credit Commitments.  The Revolving Credit Agreement is amended by deleting each reference to “Revolving Credit Commitment” or Revolving Credit Commitments” and substituting therefor “Revolving Commitment Amount” or Revolving Commitment Amounts”, respectively.

C.                                    Amendment to Section 2.1.  Section 2.1 of the Revolving Credit Agreement is amended by adding at the end thereof the following new Section 2.1(c):

“(c)                            Last Out Loans.  On the Second Amendment Effective Date, each Last Out Lender shall fund, severally and not jointly, a Last Out Loan to Borrowers in the aggregate amount of its Last Out Loan Commitment, with the proceeds of such Last Out Loans funded directly (notwithstanding the existence of any Default or Event of Default or any contrary provision of this Agreement) to the Cash Collateral Account and to be applied thereafter, in accordance with this Agreement (including Sections 4.15(h) and 11.5), to purposes permitted under this Agreement.  Last Out Loans once repaid may not be reborrowed.”

D.                                    Amendments to Section 2.2.

(i)                                     Section 2.2(a) of the Revolving Credit Agreement is amended by adding immediately prior to the “.” at the end thereof the following:

“; provided, however, that this Section 2.2(a) shall not apply to interest, fees, charges, costs or expenses with respect to Last Out Loans”.

(ii)                                  Section 2.2(b) of the Revolving Credit Agreement is amended by adding at the end thereof the following new paragraph:

“Notwithstanding the foregoing provisions of this paragraph, the Interest Periods (and the applicable interest rates, including the Default Rate) applicable to Revolving Advances in effect on the Second Amendment Effective Date and thereafter shall apply to the Last Out Loans pro rata (and the corresponding dates for payment of such interest shall be the same) so that, after any funding of the Last Out Loans (including on any Last Out Loan Increase Date), any Interest Period applicable to the principal amount of the Revolving Advances and any outstanding Last Out Loans on such funding date shall apply to a ratable portion of the principal amount of such funded Last Out Loans (and the Interest Periods in respect of such Last Out Loans shall apply pro rata to each Last Out Lender’s Last Out Loans; provided, however, that upon payment in full of all Advances other than the Last Out Loans, the Last Out Loans shall thereafter accrue interest at a rate or rates determined in accordance with the foregoing provisions of Section 2.2(b) and Section 3.1 of this Agreement.”

E.                                    Amendments to Section 2.6.

(i)                                     Section 2.6(a) of the Revolving Credit Agreement is amended by adding at the end thereof the following new sentence:

“The Last Out Loans shall be due and payable in full on the last day of the Term, subject to earlier prepayment and acceleration upon an Event of Default as herein provided; provided that the Borrowers shall not make any payment of such amounts so due and payable until the Discharge of ABL Obligations.”

(ii)                                  Section 2.6(c) of the Revolving Credit Agreement is amended by adding immediately after the reference to “Revolving Advances” contained therein the phrase “and for the ratable accounts of the Last Out Lenders with respect to the Last Out Loans”.

(iii)                               Section 2.6 of the Revolving Credit Agreement is amended by adding at the end thereof the following new Section 2.6(e):

“(e)                            Except where a provision under this Agreement expressly sets forth that such provision shall govern over the Subordination Agreement, in the event of any conflicts between provisions under this Agreement and provisions under the Subordination Agreement, the Subordination Agreement shall govern.”

F.                                     Amendments to Section 2.20.

(i)                                     Section 2.20(a) of the Revolving Credit Agreement is amended by adding at the end thereof the following new sentence:

“After the Second Amendment Effective Date, any borrowing of additional Last Out Loans shall be in accordance with the express provisions of Section 2.25.”

(ii)                                  Section 2.20(b) of the Revolving Credit Agreement is amended by adding immediately prior to the “.” at the end thereof the following:

“, except that payments made by the Borrowers with respect to the Last Out Loans (and permitted hereunder) shall be made by Borrowers directly to each of the Last Out Lenders on the due dates therefor (with a notice to the Agent specifying the amount and nature of such payment at least one Business Day prior to such payment).  Each payment (including each prepayment) by any Borrower on account of the principal and interest on the Last Out Loans (if permitted by this Agreement and by the Subordination Agreement), shall be made to the Last Out Loans of the Last Out Lenders ratably.”

(iii)                               Section 2.20(d) of the Revolving Credit Agreement is amended by adding at the end thereof the following new sentence:

“Notwithstanding anything herein to the contrary, no Last Out Lender shall have any rights under this Section 2.20(d) against any Lender other than another Last Out Lender with respect to payments or benefits received on account of Last Out Loans; provided that if any Lender (other than a Last Out Lender) shall receive, after the Discharge of ABL Obligations, any payment or interest or receive any Collateral, in each case on account of the Last Out Loans (or any other Advance which has been paid in full as a result of the Discharge of ABL Obligations), such Lender shall payover such payment or interest or Collateral to the Last Out Lenders (it being understood that with respect to any such amount or Collateral received that does not consist of cash, securities or instruments, such Lender’s obligations under this sentence shall be limited to using commercially reasonable efforts provide the Last Out Lenders with the benefits thereof), or the proceeds thereof, so they may share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Last Out Lenders.”

G.                                   Amendments to Section 2.21.

(i)                                     Section 2.21(a) of the Revolving Credit Agreement is amended by adding immediately prior to the “.” at the end of the second sentence thereof the following:

“; provided, however, that if such notice is for prepayment of the Last Out Loans (which notice shall only be delivered following the Discharge of ABL Obligations), such notice shall contain a statement indicating such prepayment is to be applied to the Last Out Loans”.

(ii)                                  Section 2.21 of the Revolving Credit Agreement is further amended by adding at the end thereof the following new Section 2.21(e):

“(e)                            Any prepayments of the Advances by the Borrowers under this Section 2.21 on any date on which a prepayment is required to be made or elected pursuant to this Section 2.21 shall be applied first to all Advances as if the Last Out Loans were not outstanding, and only after the Discharge of ABL Obligations (and subject to the Subordination Agreement) shall any such payment on the Last Out Loans be due and payable and/or permitted to be made hereunder; provided that, notwithstanding anything in this Section 2.21 to the contrary. no prepayment that is required to be made or elected by any Borrower, or on behalf of any Borrower (including at the direction of the Agent), shall use any of the Last Out Loan Proceeds for such prepayment to the extent expressly prohibited by Section 4.15(h) or 11.5.”

H.                                   Amendment to Section 2.22(a).  Section 2.22(a) of the Revolving Credit Agreement is amended by adding at the end thereof the following:

“Notwithstanding the foregoing, (x) the Borrowers shall only apply the proceeds of the Last Out Loans to (1) provide ongoing working capital financing for Borrowers and (2) to pay those Obligations expressly described in Section 3.1(ii)(J) or 6.1(c) of the Forbearance Agreement as in effect on the Second Amendment Effective Date (or such corresponding provisions in any other Forbearance Agreement) and Obligations consisting of accrued interest and fees. The Last Out Loan Proceeds shall be funded directly to the Cash Collateral Account to be applied thereafter in accordance with Section 4.15(h) or 11.5.”

I.                                        Amendment to Section II.  Section II of the Revolving Credit Agreement is amended by adding at the end thereof the following new Section 2.25:

“2.25                  Last Out Incremental Loans

(a)                                 After the Second Amendment Effective Date, the Borrowers and any one or more of the Last Out Lenders may, with notice to the Agent, from time to time agree that such Last Out Lender(s) shall each make an additional Last Out Loan (each a “Last Out Incremental Loan”), with the proceeds of such Last Out Loan(s) to be funded directly to the Cash Collateral Account and to be applied thereafter, in accordance with this Agreement, to purposes permitted under this Agreement; provided, however, that (x) no Default or Event of Default (other than the Specified Defaults) shall have occurred and be continuing as of the date of such request or as of the effective date of the making of such additional Last Out Loan(s) (each a “Last Out Loan Increase Date”) or shall occur as a result thereof (unless this condition requiring no such Default or Event of Default is waived by such Last Out Lender(s); it being understood and agreed that none of the Agent nor any other Lender hereunder shall be permitted to prohibit such Last Out Incremental Loan due to the existence of any Default or Event of Default, including any Default or Event of Default arising from an overadvance of the Revolving Advances or Out-of-Formula Loans), (y) the terms applicable to such Last Out Incremental Loan(s) shall be the same as the terms applicable to the Last

Out Loans outstanding as of such Last Out Loan Increase Date and (z) the other conditions set forth in this Section 2.25 are satisfied.  The aggregate principal amount of Last Out Incremental Loans made hereunder shall not exceed (together with the aggregate principal amount of Last Out Loans made on the Second Amendment Effective Date, but excluding interest paid in kind and capitalized on the Last Out Loans) $25,000,000.

(b)                                 On a Last Out Loan Increase Date, Agent shall have received on or before such Last Out Loan Increase Date the following, each dated such date: (i) confirmation from each Last Out Lender providing such Last Out Incremental Loan of the amount of Last Out Incremental Loan, in form and substance reasonably satisfactory to the Agent; (ii) a certificate of Borrowing Agent certifying that no Default or Event of Default (other than the Specified Defaults) shall have occurred and be continuing or shall occur as a result of such Last Out Incremental Loan(s) (unless waived by such Last Out Lender(s)); (iii) a certificate of Borrowing Agent certifying that the representations and warranties made by each Borrower herein and in the Other Documents are true and complete in all respects with the same force and effect as if made on and as of such date (or, to the extent any such representation or warranty specifically relates to an earlier date, such representation or warranty is true and complete in all respects as of such earlier date), except with respect to the occurrence of Specified Defaults; and (iv) such other documents, instruments and information as such Last Out Lender(s) or its (their) counsel shall reasonably deem necessary in connection with such Last Out Incremental Loan(s) (provided that in no event shall any such document or instrument purport to adversely affect any rights of the Agent and Lenders under this Agreement or the Other Documents).  On such Last Out Loan Increase Date, upon fulfillment of the conditions set forth in this Section 2.25, Agent shall notify all Last Out Lenders and the Borrowers, on or before 12:00 noon, by telecopier or e-mail, that such Last Out Incremental Loan(s) are to be effected on such Last Out Loan Increase Date.  Upon the making of such Last Out Incremental Loan(s), the Agent shall increase the outstanding Last Out Loans for the account of each Last Out Lender making a Last Out Incremental Loan by the amount of such Last Out Incremental Loan.  No Last Out Lender shall receive any compensation for the commitment to or the funding of Last Out Loans (including Last Out Incremental Loans) other than as expressly provided herein, and all such Last Out Loans shall be funded in cash at 100% of the principal amount thereof.”

J.                                      Amendment to Section 3.1.  Section 3.1 of the Revolving Credit Agreement is amended by adding at the end thereof the following new paragraph:

“Notwithstanding any other provision hereof, (i) so long as any Revolving Advances are outstanding, with respect to any portion of the principal amount of Last Out Loans allocated to a particular Interest Period, interest charges on such portion of outstanding Last Out Loans shall equal the applicable Revolving Interest Rate for such Interest Period, and otherwise shall equal the Revolving Interest Rate then applicable to Domestic Rate Loans, provided that if the Default

Rate is in effect with respect to the other Obligations, the Default Rate shall also be in effect in respect of the Last Out Loans; (ii) even if no Revolving Advances are outstanding, interest charges on the principal amount of outstanding Last Out Loans shall equal (A) if such Last Out Loans are Domestic Rate Loans, an interest rate per annum equal to the sum of the stated Applicable Margin for Revolving Advances that are Domestic Rate Loans plus the Alternate Base Rate and (B) if such Last Out Loans are Eurodollar Rate Loans, an interest rate per annum equal to the sum of the stated Applicable Margin for Revolving Advances that are Eurodollar Rate Loans plus the Eurodollar Rate, provided that if the Default Rate is in effect with respect to any other Obligations, the Default Rate shall also be in effect in respect of the Last Out Loans; and (iii) so long as the Discharge of ABL Obligations has not occurred, all interest on the outstanding Last Out Loans (including any Default Rate interest) shall be capitalized on the due date therefor and interest shall accrue on all amounts so capitalized at the applicable rate(s) set forth in this paragraph, except that if on such due date (x) all principal, premium, interest, fees and other amounts, to the extent then due and payable with respect to the Obligations (other than the Last Out Loans) (provided, that any principal amount due and payable under Section 2.7 because Revolving Advances exceed the sum of (A) the Formula Amount plus (B) the amount of Out-of-Formula Loans permitted under Section 16.2 (an “Overdue Formula Amount”) shall not be considered (solely for purposes of the preceding provisions of this clause (x)) a principal amount due and payable, except that at any time the Target Amount (used hereinafter as defined in the Forbearance Agreement) as of any Saturday following the Second Amendment Effective Date shall exceed the sum of Eligible Receivables plus Eligible Unbilled Receivables (as of the calculation date for any Borrowing Base Certificate delivered to the Agent on such Saturday pursuant to the Forbearance Agreement or otherwise), any Overdue Formula Amount shall thereupon be deemed a principal amount due and payable for all purposes of this clause (x) unless and until, before the close of business on the fourth Business Day following such applicable Saturday, the Borrowers shall have repaid a principal amount of the outstanding Revolving Advances at least equal to such excess or shall have delivered to Agent an updated Borrowing Base Certificate for the Wednesday following such applicable Saturday (pursuant to the Forbearance Agreement or otherwise) demonstrating that the Target Amount no longer exceeds the sum of Eligible Receivables plus Eligible Unbilled Receivables), have been paid in full in cash and (y) no Insolvency Proceeding (as defined in the Subordination Agreement) shall have occurred, Borrowers shall pay a portion of such interest amount in cash on the date such interest is otherwise due and payable equal to the portion of such interest that is attributable to a per annum interest rate of five percent (5.0%) on the Last Out Loans.”

K.                                   Amendment to Section 4.15(h).  Section 4.15(h) of the Revolving Credit Agreement is amended by deleting the first paragraph thereof in its entirety and substituting therefor the following:

“(h)                           Establishment of a Lockbox Account, Dominion Account.  All proceeds of the ABL Priority Collateral shall be deposited by Borrowers into either (i) a lockbox account, dominion account or such other “blocked account” (“Blocked Accounts”) established at a bank or banks (each such bank, a “Blocked Account Bank”) pursuant to an arrangement with such Blocked Account Bank as may be selected by Borrowing Agent and be acceptable to Agent or (ii) depository accounts (“Depository Accounts”) established at a bank or banks for the deposit of such proceeds (each such bank, a “Depository Account Bank”) or (iii) the Cash Collateral Account.  Each applicable Borrower, Agent and each Blocked Account Bank or Depository Account Bank, as applicable, shall enter into a deposit account control agreement in form and substance satisfactory to Agent directing such Blocked Account Bank or Depository Account Bank, as applicable, to transfer at the close of each Business Day such funds so deposited to the Cash Collateral Account.  As between Borrowers on the one hand and Agent on the other (and without derogation of any rights (if any) of any third parties including the Term Debt Creditors as between Borrowers on the one hand and such third parties on the other, or as between Agent and/or Lenders on the one hand and such third parties on the other), Borrowing Agent shall obtain the agreement by such Blocked Account Bank or Depository Account Bank, as applicable, to waive any offset rights against the funds so deposited.  Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank or Depository Account Bank thereunder.  All funds in the Cash Collateral Account shall be retained in such account until the earliest of (x) the Borrowers request that the account bank release such funds; provided, that, any such release of funds (i) shall not be permitted (and the Borrowers shall not be permitted to request such release) so long as a Default or Event of Default shall have occurred and be continuing and (ii) shall constitute a representation and warranty by each Borrower that as of the date of such release the conditions contained in Section 8.2 have been satisfied (and Borrowing Agent shall provide evidence as to such satisfaction promptly after Agent’s request therefor), (y) the determination by Agent to apply any portion of the proceeds on deposit in such account (other than the Exempt Last Out Loan Proceeds) to the satisfaction of the Obligations (including the cash collateralization of the Letters of Credit) in such order as Agent shall determine in its sole discretion, provided that, in the absence of any Event of Default, Agent shall apply all such funds (other than the Exempt Last Out Loan Proceeds) first to the prepayment of the principal amount of the Revolving Advances and the Swing Loans in accordance with the provisions of Section 2.20(e) and (z) upon the occurrence of any Event of Default under Section 10.7 or 10.8 of this Agreement, all funds on deposit in such account (other than the Exempt Last Out Loan Proceeds) shall, without any notice or action on the part of Agent, be applied to prepay the Obligations. Notwithstanding the preceding sentence, no prepayment of Last Out Loans shall be made with the funds on deposit in such account (other than the Exempt Last Out Loan Proceeds)

until the Discharge of ABL Obligations, and any payment to the Last Out Lenders on account of the Last Out Loans shall be subject to the Subordination Agreement; provided, however, that notwithstanding anything in this Agreement or the Subordination Agreement to the contrary, (A) so long as no Default or Event of Default has occurred (other than the Specified Defaults) and prior to any election by certain Last Out Lenders described in the next sentence, any and all Exempt Last Out Loan Proceeds then on deposit in the Cash Collateral Account shall be distributed to the Borrowers upon the Borrowers’ request at any time and from time to time, and (B) in the event any Exempt Last Out Loan Proceeds remain in the Cash Collateral Account at the time of an election described in this clause (B), upon the occurrence of any subsequent Default or Event of Default (other than any Specified Default), and notwithstanding anything in this Agreement or the Subordination Agreement to the contrary requiring the prior Discharge of the ABL Obligations, upon the election of the Last Out Required Lenders, such Exempt Last Out Loan Proceeds shall be applied by the Agent, if received by the Agent, solely to the repayment of the Last Out Loans and shall not be subject to the Subordination Agreement.  For the avoidance of doubt, (I) Borrowers shall use and apply the Last Out Loan Proceeds (whether Exempt Last Out Loan Proceeds or not) only as set forth in Section 2.22(a) (provided, that notwithstanding anything to the contrary herein, the Agent and the Lenders shall not be responsible or liable with respect to any breach by Borrowers of their agreements in this clause (I) or Section 2.22(a) with respect to use of the Last Out Loan Proceeds), (II) none of the Exempt Last Out Loan Proceeds, so long as they remain Exempt Last Out Loan Proceeds, shall be applied by the Agent to pay, repay or reimburse any of the Obligations except for the Last Out Loans (and accrued and cash pay interest thereon in accordance with the terms of this Agreement), and (III) any Last Out Loan Proceeds that cease for any reason to be Exempt Last Out Loan Proceeds cease to be subject to any restrictions in this Agreement that are applicable to Exempt Last Out Loan Proceeds (including the restriction in clause (II) of this sentence but not the requirement set forth in clause (I) of this sentence).  Nothing contained in the Subordination Agreement shall be deemed to prejudice any of the terms and conditions of the preceding two sentences of this Section 4.15(h).”

L.                                    Amendment to Section 11.5.  Section 11.5 of the Revolving Credit Agreement is amended by deleting it in its entirety and substituting therefor the following:

“11.5                  Allocation of Payments After Event of Default.(a) Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent on account of the Obligations (including without limitation any amounts outstanding under any of the Other Documents but excluding any Exempt Last Out Loan Proceeds), or in respect of the Collateral (excluding any Exempt Last Out Loan Proceeds) may, at Agent’s discretion, be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Agent in connection with enforcing its rights and the rights of the Lenders under this Agreement and the Other Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of this Agreement;

SECOND, to payment of any fees owed to the Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement;

FOURTH, to the payment of all of the Obligations consisting of accrued interest on account of the Swing Loans;

FIFTH, to the payment of the outstanding principal amount of the Obligations consisting of Swing Loans;

SIXTH, to the payment of all of the Obligations consisting of accrued fees and interest with respect to the Advances (other than interest on the Swing Loans) or otherwise provided for in this Agreement or the Other Documents;

SEVENTH, to the payment of the outstanding principal amount of the Advances (other than the Swing Loans), including the payment or cash collateralization of any outstanding Letters of Credit in accordance with Section 3.2(b) hereof, and all Hedge Liabilities;

EIGHTH, to all other Obligations provided for in this Agreement or the Other Documents or otherwise which shall have become due and payable and not repaid pursuant to clauses “FIRST” through “SEVENTH” above, and

NINTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its Ratable Share of amounts available to be applied pursuant to clauses “SIXTH”, “SEVENTH” and “EIGHTH” above; and (iii) to the extent that any amounts available for distribution pursuant to clause “SEVENTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent as cash collateral as provided for in Section 3.2(b) hereof and applied (A) first, to reimburse the Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “SEVENTH” and “EIGHTH” above in the manner provided in this Section 11.5.

Notwithstanding anything to the contrary contained in this Section 11.5(a), prior to the Discharge of ABL Obligations, no payment that would otherwise be made in accordance with clauses “FIRST” through “EIGHTH” above shall be made to the Last Out Lenders on account of such Last Out Loans, except that interest accrued, due and payable on the Last Out Loans shall be permitted to be paid in accordance with such clauses above to the extent payment of such interest at such time is permitted under Section 3.1; provided however that, subject to Section 11.5(b), nothing contained in this paragraph shall be deemed to prejudice any of the terms and conditions of the Subordination Agreement.

(b)                                 Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all Exempt Last Out Loan Proceeds received or collected by the Agent, at the election and at the direction of the Last Out Required Lenders, shall be paid over or delivered as follows, if constituting Exempt Last Out Loan Proceeds at the time of such payment over or delivery:

FIRST, to the payment of all accrued interest on account of the Last Out Loans (to the extent accrued and unpaid on the principal amount prepaid in accordance with clause “SECOND” below);

SECOND, to the payment of the outstanding principal amount of the Last Out Loans;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of the Last Out Lenders to the extent owing to such Last Out Lender pursuant to the terms of this Agreement;

FOURTH, to all other Obligations provided for in this Agreement or the Other Documents or otherwise which shall have become due and payable and not repaid pursuant to clauses “FIRST” through “THIRD” above in this Section 11.5(b) in the order set forth in clause (a) of this Section 11.5; and

FIFTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Last Out Lenders shall receive an amount equal to its ratable portion (according to the respective principal amounts of the Last Out Loans held by such Last Out Lenders) of amounts available to be applied pursuant to clauses “FIRST”, “SECOND” and “THIRD” above.

For the avoidance of doubt, nothing contained in the Subordination Agreement shall be deemed to prejudice any of the terms and conditions of this Section 11.5(b).”

M.                                 Amendments to Section XIV.

(i)                                     Section 14.3 of the Revolving Credit Agreement is amended by adding at the end thereof the following new sentence:

“Notwithstanding anything to the contrary contained in this Agreement or the Other Documents, each Last Out Lender, hereby agrees that such Last Out

Lender shall have no right whatsoever, to make or bring any claim, in its capacity as Last Out Lender, against the Agent, Issuer, any Revolving Lender or Swing Loan Lender with respect to the duties and obligations of such Persons under this Agreement and the Other Documents, except with respect to a material breach by any such Person of the material duties or material obligations of such Person in respect of the Exempt Last Out Loan Proceeds as expressly set forth under this Agreement and the other Documents.”

(ii)                                  Section 14.7 of the Revolving Credit Agreement is amended by deleting it in its entirety and substituting therefor the following:

“14.7                  Indemnification.  To the extent Agent is not reimbursed and indemnified by Borrowers (or by the Last Out Lenders, to the extent provided in the next sentence), each Lender (other than a Last Out Lender) will reimburse and indemnify Agent in proportion to its respective portion of the Advances (other than the Last Out Loans) (or, if no Advances are outstanding, according to its Revolving Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).  To the extent Agent is not reimbursed and indemnified by Borrowers, each Last Out Lender will reimburse and indemnify Agent and each Lender (other than Last Out Lenders) in proportion to its respective portion of the Last Out Loans, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder with respect to Last Out Loans, or in any way relating to or arising out of Last Out Loans; provided that, Last Out Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s or such Lender’s (as applicable) gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).  No Last Out Lender shall have any contribution, indemnification or similar rights in respect of or arising out of the indemnification obligations of the Lenders (other than the Last Out Lenders) pursuant to this Section 14.7.”

(iii)                               Section XIV of the Revolving Credit Agreement is further amended by adding at the end thereof the following new Section 14.14:

“14.14  Consent to Subordination Agreement.  Each of the Lenders hereby authorizes the Agent to enter into the Subordination Agreement and agrees to be bound by the terms thereof applicable to such Lender (for the avoidance of doubt, each Last Out Lender agrees to be bound by the Subordination Agreement as a Subordinated Creditor (as defined in the Subordination Agreement)).  The Agent shall not agree to amend or waive any of the provisions of the Subordination Agreement without the prior written consent of the Required Lenders.  For the avoidance of doubt, the Agent shall have no authority to amend or waive any of the provisions of the Subordination Agreement on behalf of any Last Out Lender in its capacity as a Subordinated Creditor thereunder.”

N.                                    Amendment to Section 16.2(b). Section 16.2(b) of the Revolving Credit Agreement is amended by deleting it in its entirety and substituting therefor the following:

“(b)                           The Required Lenders (or Agent with the consent in writing of the Required Lenders) and Borrowers may, subject to the provisions of this Section 16.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrowers thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall:

(i)                                     increase the Revolving Commitment Percentage or Revolving Commitment Amount of any Lender without the consent of such Lender or, except in connection with any Borrower Revolver Increase, increase the Maximum Revolving Advance Amount without the consent of all Revolving Lenders (other than Defaulting Lenders), or increase the Last Out Term Loans of any Last Out Lender without the consent of such Last Out Lender (provided that only the Last Out Lender providing a Last Out Incremental Loan shall have the right to waive any condition with respect to the making of its own Last Out Incremental Loan), or increase the maximum amount of Last Out Loans permitted under Section 2.25 or change the last sentence of Section 2.25 or the proviso to clause (iv) of Section 2.25(b), without the consent of all Lenders;

(ii)                                  extend the Term or the maturity of any Note or any Last Out Loan or the due date for any amount payable hereunder, or decrease the rate of interest or reduce or waive any principal, fee or other amount payable by Borrowers to any Lenders (including the Last Out Lenders) pursuant to this Agreement, in any such case, without the consent of each Lender (including any Last Out Lender) directly affected thereby other than any waiver of the application of the Default Rate hereunder; provided that any waiver of the Default Rate in respect to the Last Out Loans shall require the consent of the Last Out Required Lenders;

(iii)                               alter, amend or modify the definition of the term “Required Lenders”, Section 2.20(a), Section 2.20(b), any provision regarding the pro rata treatment of or sharing of payments by the Lenders, or requiring all Lenders (or all Revolving Lenders) to authorize the taking of any action or this Section 16.2(b), in any such case, without the consent of all Revolving Lenders; provided that, any such alteration, amendment or modification to the definition of the term “Required Lenders”, to the extent it would affect the voting rights of the Last Out Lenders following the Discharge of ABL Obligations, shall require the consent of all Last Out Lenders; provided further, that any such alteration, amendment or modification to the last sentence of Section 2.20(a), the last sentence of Section 2.20(b), any provision regarding the pro rata treatment of or sharing of payments solely by the Last Out Lenders, or requiring all Last Out Lenders to authorize the taking of any action or this Section 16.2(b), shall require the consent of all Last Out Lenders;

(iv)                              release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $1,000,000 without the consent of all of the Lenders (excluding the Last Out Lenders) (except for any release of Liens with respect to Collateral that is part of the Term Debt Priority Collateral if and to the extent required under the Intercreditor Agreement);

(v)                                 change the rights and duties of Agent or Issuer without the consent of Agent or each Issuer (as applicable);

(vi)                              alter, amend or modify (A) the definition of Exempt Last Out Loan Proceeds, Last Out Required Lenders, Last Out Loan Proceeds or Last Out Loans (and any underlying or component definition thereof to the extent the alteration, amendment or modification of such definition would directly affect the meaning thereof, (B) Section 2.22(a) in respect of permitted uses of the Last Out Loan Proceeds by Borrowers, (C) Section 2.25, or (D) to the extent expressly regarding the allocation of payments to the Last Out Lenders or the treatment of Exempt Last Out Loan Proceeds, Section 4.15(h) or Section 11.5, in any such case, without the consent of all of the Last Out Lenders;

(vii)                           either (x) increase the Advance Rates above the Advance Rates in effect on the Closing Date, or (y) make any modification to the definitions of Eligible Receivable, Eligible Unbilled Receivables Sublimit or Eligible Project Receivables, in any such case without the consent of all of the Lenders (other than the Last Out Lenders and Defaulting Lenders); or

(viii)                        release any Borrower or Guarantor without the consent of all of the Lenders (excluding the Last Out Lenders).

At any time prior to the Discharge of ABL Obligations, except as set forth above in respect of any amendment, modification, waiver, vote, determination consent or other action expressly requiring the consent of all Last Out Lenders or the consent of any Last Out Lender directly affected thereby or the consent of Required Last Out Lenders, for purposes of any other amendment, modification, waiver, vote, determination, consent or other such action with respect to any of the terms of this Agreement or any Other Document, each of the Last Out Lenders shall be deemed to have voted its interest as a Last Out Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Last Out Lenders to whom the voting restrictions of this sentence apply.  The Last Out Lenders hereby waive their right to cast any vote or make any determination inconsistent with this paragraph.

Any such supplemental agreement shall apply to each Lender and shall be binding upon Borrowers, Lenders and Agent and all future holders of the Obligations.  In the case of any waiver, Borrowers, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

Subject to the terms and conditions herein, including the conditions precedent set forth in Section 8.2 hereof, Agent and Lenders shall permit Revolving Advances at any time to exceed the Formula Amount by up to the Additional Borrowing Base Amount (the “Out-of-Formula Loans”).  A request for an Advance of an Out-of-Formula Loan shall be made in accordance with, and subject to the same terms and conditions as, a Revolving Advance, including notice as required by Section 2.2; provided, however, that together with any request for an Out-of-Formula Loan, Borrowing Agent also shall certify that there have been no material changes in the information or the extent or value of the Accounts as specified in the most recently delivered Borrowing Base Certificate; and provided further, that the most recently delivered monthly report as to the aging of account receivables shall evidence Accounts in an amount that exceeds $80,000,000; and provided further, that to the extent that the amount of Accounts is less than $80,000,000, the Additional Borrowing Base Amount then available shall be reduced on a dollar for dollar basis to the extent such amount is less than $80,000,000.  Notwithstanding anything herein to the contrary, Out-of-Formula Loans shall be deemed Revolving Advances, and part of the Obligations, for all purposes.

In addition to (and not in substitution of) the Revolving Advances permitted above in this Section 16.2, the Agent is hereby authorized by Borrowers and the Lenders, from time to time in the Agent’s sole discretion, (A) after the occurrence and during the continuation of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied, to make Revolving Advances to Borrowers on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement; provided, that at any time after giving effect to any such Revolving Advances the outstanding Revolving Advances do not exceed one hundred and five percent (105%) of the Formula Amount.”

O.                                   Amendment to Section 16.3. Section 16.3 of the Revolving Credit Agreement is further amended by adding at the end thereof the following new Section 16.3(h):

“(h)                           Notwithstanding anything contained herein to the contrary, no Last Out Lender shall assign, or grant a participation interest in, any Last Out Loans, without the prior written consent of the Agent (until the Discharge of ABL Obligations) and any such assignment or participation without such consent shall be deemed null and void ab initio.  If a transferor Lender transfers any portion of its Last Out Loans to a Purchasing Lender, such assignment shall require as an additional condition to effectiveness that the Purchasing Lender execute a joinder to the Subordination Agreement agreeing to be bound by the terms thereof as a Last Out Lender, and any assignment of Last Out Loans to a Purchasing Lender that has not executed and delivered such joinder to the Agent shall be null and void ab initio.

P.                                     Amendment to Section 16.4. Section 16.4 of the Revolving Credit Agreement is amended by deleting the first sentence thereof and substituting therefor the following:

“Subject to and in accordance with Section 4.15(h) and Section 11.5, Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations.”

Q.                                   Amendment to Section XVI.  Section XVI of the Revolving Credit Agreement is further amended by adding at the end thereof the following new Sections 16.18 and 16.19:

“16.18           Agreements by Last Out Lenders.  (a) Each Last Out Lender, solely in its capacity as a Last Out Lender, hereby agrees that such Last Out Lender shall have no right whatsoever, so long as such Person is an Last Out Lender, to take the following actions:

(1)                                 to vote with respect to any amendment, modification, waiver, consent or other such action with respect to any of the terms of this Agreement or any Other Document except to the extent expressly permitted pursuant to Section 16.2;

(2)                                 to attend (or require the delivery to it of any notice of) any meeting, conference call or correspondence with any Agent or any Lender at which a representative of the Borrowers is not then present or require the delivery to it of any information from any Agent or any other Lender or prepared by any Agent or any Lender or any communication by or among any Agent and/or one or more Lenders, except that Last Out Lenders shall have the right to require delivery to it of notices of borrowings, prepayments and other administrative notices solely in respect of its Last Out Loans required to be delivered to Last Out Lenders pursuant to this Agreement or any amendment, modification, waiver, consent or other such action requiring the consent or vote of the Last Out Lenders;

(3)                                 to make or bring any claim, in its capacity as a Last Out Lender, against the Agent, Issuer, any Revolving Lender or Swing Loan Lender with respect to the duties and obligations of such Persons under this Agreement and the Other Documents, except as expressly set forth in Section 14.3.

(b)                                 Each Last Out Lender, solely in its capacity as a Last Out Lender, hereby further agrees that if any Borrower or Guarantor shall be subject to any voluntary or involuntary proceeding commenced under any Bankruptcy Law (as defined in the Subordination Agreement):

(1)                                 The provisions set forth in this Section 16.18 constitute (x) a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the Bankruptcy Code, and, as such, would be enforceable for all purposes in any case where a Borrower or Guarantor has filed for protection under any Bankruptcy Law and (y) an irrevocable voting proxy coupled with a pledge in favor of Agent with respect to voting obligations set forth in this Section 16.18.

(2)                                 Each such Last Out Lender, solely in its capacity as a Last Out Lender, shall be deemed to have voted in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Last Out Lenders.  For the avoidance of doubt, Agent is hereby irrevocably authorized and empowered (in the name of such Last Out Lender) to vote on behalf of such Last Out Lender or consent on behalf of such Last Out Lender in any such proceedings with respect to any and all claims of such Last Out Lender relating to the Obligations.  Each such Last Out Lender agrees and acknowledges that the foregoing constitutes an irrevocable proxy in favor of Agent to vote or consent on behalf of such Last Out Lender, solely in its capacity as a Last Out Lender, in any proceeding in the manner set forth above and that such Last Out Lender shall be irrevocably bound to any such votes made or consents given and further shall not challenge or otherwise object to such votes or consents and such Last Out Lender, solely in its capacity as a Last Out Lender, shall not itself vote or provide consents in the proceeding.

(5)                                 Each such Last Out Lender hereby expressly and irrevocably waives, for the benefit of Agent, Issuer and Lenders any principles or provisions of law (including as set forth in any Bankruptcy Law, statutory or otherwise) which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of such Last Out Lender’s obligations hereunder.

16.19                 Intercreditor Agreement.  Each of the Agent, the Revolving Lenders, the Last Out Lenders and the Borrowers acknowledge and agree that nothing in Section 6.18 or elsewhere in the Second Amendment shall impair or otherwise affect the respective rights and obligations under the Intercreditor Agreement of (a) ABL Agent or any ABL Lenders, in its capacity as the ABL Representative (as defined in the Intercreditor Agreement) or an ABL Secured Party (as defined in the Intercreditor Agreement), (b) any Last Out Lender, in its capacity as the Term Debt Representative (used in this Section as defined in the Intercreditor Agreement) or a Term Debt Secured Party (used in this Section as defined in the Intercreditor Agreement) or in any capacity other than as a Last Out Lender or (c) any Obligor; provided, however, that no Person that is a Last Out Lender, but acting or purporting to act in its capacity as Term Debt Representative or a Term Debt Secured Party, shall take any action or exercise its rights, remedies and powers under the Intercreditor Agreement or otherwise to the extent such action or exercise would advantage or benefit such Person principally in its capacity as a Last Out Lender against the Agent or any Revolving Lender (in their respective capacities as such).”

Section 3.                                          REPRESENTATIONS AND WARRANTIES

In order to induce AIC, in its capacity as the sole Lender and as the Agent, to enter into this Amendment and to amend the Revolving Credit Agreement in the manner provided herein, each Borrower represents and warrants that the following statements are true, correct and complete:

A.                                    Corporate Power and Authority.  Such Borrower has all requisite corporate or limited liability company power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, this Amendment and the Revolving Credit Agreement (as amended by this Amendment, the “Amended Revolving Credit Agreement”), including the borrowing of the Last Out Loans.

B.                                    Authorization of Agreements.  The execution and delivery of this Amendment, the performance of this Amendment and the Amended Revolving Credit Agreement and the borrowing of the Last Out Loans have been duly authorized by all necessary corporate or limited liability company action, as applicable, on the part of such Borrower.

C.                                    Binding Obligation.  This Amendment has been duly executed and delivered by such Borrower and this Amendment and the Amended Revolving Credit Agreement are the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

D.                                    Incorporation of Representations and Warranties from Revolving Credit Agreement.  The representations and warranties contained in Section V of the Revolving Credit Agreement are and will be true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date, and except with respect to the occurrence of “Specified Defaults” (used hereinafter as defined in the Forbearance Agreement dated as of August 8. 2014, by and among the Borrowers, Agent and the Lenders).

E.                                    Absence of Default.  After giving effect to this Amendment, (i) no event has occurred and is continuing that would constitute a Default or an Event of Default (other than the Specified Defaults), and (ii) after giving effect to this Amendment, no event will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default.

Section 4.                                          CONDITIONS TO EFFECTIVENESS

Sections 1 and 2 of this Amendment shall become effective as of the first date (the “Effective Date”) when, and only when all of the following conditions precedent shall have been satisfied:

A.                                    Agent shall have received this Amendment and the Subordination Agreement, in each case duly executed and delivered by an authorized officer of each Borrower and each Last Out Lender.

B.                                    Agent shall have received a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of each Borrower in form and substance satisfactory to Agent dated as of the Effective Date which shall certify (i) copies of resolutions in form and substance reasonably satisfactory to Agent, of the board of directors (or other equivalent governing body, member or partner) of such Borrower authorizing (x) the execution, delivery and performance of this Amendment and the Subordination Agreement (including authorization of the incurrence of the Last Out Loans), (ii) the incumbency and signature of the officers of such Borrower authorized to execute this Amendment and the Subordination Agreement, (iii) copies of the Organizational Documents of such Borrower as in effect on such date, complete with all amendments thereto, and (iv) the good standing (or equivalent status) of such Borrower in its jurisdiction of organization and each applicable jurisdiction where the conduct of such Borrower’s business activities or the ownership of its properties necessitates qualification, as evidenced by good standing certificate(s) (or the equivalent thereof issued by any applicable jurisdiction) dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each such jurisdiction as attached to such certificate.

C.                                    The Borrowers shall have delivered to Agent a certificate as of the Effective Date certifying that the representations and warranties set forth in Section 3 are true and correct.

D.                                    Concurrently with the effectiveness of this Amendment, the Last Out Loans shall be funded directly to the Cash Collateral Account.

E.                                    Agent shall have received evidence that all reasonable out-of-pocket expenses of the Agent (including the reasonable fees and expenses of counsel for the Agent invoiced to the Borrowers) shall have been paid.

F.                                     Agent shall have received a copy of a fully executed amendment to the Term Debt Credit Agreement in form and substance reasonably satisfactory to Agent, which amendment shall be in full force and effect.

G.                                   Agent shall have received an executed legal opinion of Morgan, Lewis & Bockius LLP, in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Amendment and the Subordination Agreement as Agent may reasonably require (including but not limited to an opinion as to no conflicts with the Term Debt Documents and the Intercreditor Agreement and an opinion that the execution and delivery of the Amendment and the borrowing of the Last Out Loans will not result in the loss of perfection of any security interest arising under Article 9 of the UCC created and perfected under Article 9 of the UCC immediately prior to such execution and delivery) and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders.

H.                                   Agent shall have received such tax forms and other administrative information from Last Out Lenders as Agent may reasonably request.

Section 5.                                          CONFIRMATION OF SECURITY DOCUMENTS AND INTERCREDITOR AGREEMENT

Each of the Borrowers hereby confirms and ratifies all of its obligations under the security agreement contained in the Revolving Credit Agreement and under all Other Documents to which it is a party.  By its execution on the respective signature lines provided below, each of the Borrowers hereby confirms and ratifies all of its obligations and the Liens granted by it under such agreements and Other Documents to which it is a party and confirms that all Liens are properly perfected to the extent required under such agreements and Other Documents, and that none of the execution, delivery and performance of this Amendment nor the borrowing of the Last Out Loans shall impair or otherwise adversely affect the validity, perfection or priority of such Liens.

Each of the Agent, the Lenders and the Borrowers hereby confirms and ratifies all of its obligations under the Intercreditor Agreement in the capacities in which such Persons are party thereto and confirms that none of the execution, delivery and performance of this Amendment or the Subordination Agreement (as defined in the Revolving Credit Agreement as amended by this Amendment) shall supersede the rights and obligations of such Persons under the Intercreditor Agreement in the capacities in which such Persons are party thereto or otherwise affect the validity or enforceability of the Intercreditor Agreement.

Section 6.                                          RELEASE

A.                                    In consideration of the agreements of the Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Borrowers, on behalf of themselves and their successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably release, remise and forever discharge Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, Borrowers or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which, in each case, arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with any of the Revolving Credit Agreement or any of the other related documents or transactions thereunder or related thereto; provided that nothing herein shall constitute a release of any Releasee of any of its future obligations under the loan documents.

B.                                    Each of the Borrowers understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to the matters covered in the release set forth above and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

C.                                    Each of the Borrowers agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

Section 7.                                          MISCELLANEOUS

A.                                    Reference to and effect on the Revolving Credit Agreement.

(i)                                     On and after the date hereof, each reference in the Revolving Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Revolving Credit Agreement shall mean and be a reference to the Amended Revolving Credit Agreement.

(ii)                                  Except as specifically amended by this Amendment, the Revolving Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(iii)                               The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Lender under, the Revolving Credit Agreement.

B.                                    Fees and Expenses.  Borrowers acknowledge that all costs, fees and expenses as described in subsection 16.9 of the Revolving Credit Agreement incurred by the Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrowers and may be charged to Borrowers’ Account.

C.                                    Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D.                                    Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. In addition to and without limitation of any of the foregoing, this Amendment shall otherwise be subject to all of the terms and conditions contained in Section 16.1 of the Revolving Credit Agreement, mutatis mutandi.

E.                                    Counterparts; Effectiveness.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by facsimile or electronic mail also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:

UNITEK GLOBAL SERVICES, INC.
UNITEK ACQUISITION, INC.

By:	Andrew J. Herning
Name:	Andrew J. Herning
Title:	Chief Financial Officer

PINNACLE WIRELESS USA, INC.
UNITEK USA, LLC
ADVANCED COMMUNICATIONS USA, INC.
DIRECTSAT USA, LLC
FTS USA, LLC

By:	Andrew J. Herning
Name:	Andrew J. Herning
Title:	Treasurer

[Signature Page to Second Amendment to Revolving Credit and Security Agreement]

AGENT AND LENDERS:

APOLLO INVESTMENT CORPORATION, as Revolving Lender, Swing Loan Lender and as Agent

By: Apollo Investment Management, L.P., as Advisor

By: ACC Management, LLC, as its General Partner

By:	/s/ Ted Goldthorpe
Name:	Ted Goldthorpe
Title:	Authorized Signatory

[Signature Page to Second Amendment to Revolving Credit and Security Agreement]

LAST OUT LENDERS:	PENNANTPARK FLOATING RATE CAPITAL LTD., as a Last Out Lender

	By:	/s/ Aviv Efrat
	Name:	Aviv Efrat
	Title:	CFO

[Signature Page to Second Amendment to Revolving Credit and Security Agreement]

LAST OUT LENDERS:

CETUS CAPITAL II, LLC, as a Last Out Lender

By:	/s/ Richard Maybaum
Name:	Richard Maybaum
Title:	Managing Director

LITTLEJOHN OPPORTUNITIES MASTER FUND LP, as a Last Out Lender

By:	/s/ Richard Maybaum
Name:	Richard Maybaum
Title:	Managing Director

[Signature Page to Second Amendment to Revolving Credit and Security Agreement]

LAST OUT LENDERS:

NEW MOUNTAIN FINANCE CORPORATION, as a Last Out Lender

By:	/s/ John R. Kline
Name:	John R. Kline
Title:	EVP & COO

[Signature Page to Second Amendment to Revolving Credit and Security Agreement]

LAST OUT LENDERS:

CERBERUS ASRS HOLDINGS LLC, as a Last Out Lender

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	Vice President

CERBERUS AUS LEVERED HOLDINGS LP, as a Last Out Lender

BY: CAL I GP Holdings LLC
Its: General Partner

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	Senior Managing Director

CERBERUS LEVERED LOAN OPPORTUNITIES FUND II, L.P., as a Last Out Lender

BY: Cerberus Levered Opportunities II GP, LLC
Its: General Partner

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	Senior Managing Director

CERBERUS OFFSHORE LEVERED LOAN OPPORTUNITIES MASTER FUND II, L.P., as a Last Out Lender

BY: Cerberus Levered Opportunities Master Fund II GP, LLC
Its: General Partner

By:	/s/ Daniel Wolf
Name:	Daniel Wolf
Title:	Senior Managing Director

[Signature Page to Second Amendment to Revolving Credit and Security Agreement]

MARBLEGATE SPECIAL OPPORTUNITIES MASTER FUND, L.P., as a Last Out Lender

By:	/s/ Paul Arrouet
Name:	Paul Arrouet
Title:	Managing Partner

[Signature Page to Second Amendment to Revolving Credit and Security Agreement]

Exhibit A

Subordination Agreement

(See attached)

EXECUTION

SUBORDINATION AGREEMENT

SUBORDINATION AGREEMENT dated as of August 13, 2014 among UNITEK GLOBAL SERVICES INC., a Delaware corporation (“UniTek Parent”), UNITEK ACQUISITION, INC., a Delaware corporation (“UniTek Acquisition”), PINNACLE WIRELESS USA, INC., a Delaware corporation (“Pinnacle”), UNITEK USA, LLC, a Delaware limited liability company (“UniTek USA”), ADVANCED COMMUNICATIONS USA, INC., a Delaware corporation (“Advanced Communications”), DIRECTSAT USA, LLC, a Delaware limited liability company (“DirectSat”), FTS USA, LLC, a Delaware limited liability company (“FTS”) (UniTek Parent, UniTek Acquisition, Pinnacle, UniTek USA, Advanced Communications, DirectSat, FTS, collectively the “Borrowers”), APOLLO INVESTMENT CORPORATION, as administrative agent under the ABL Credit Agreement (“AIC”, and in such capacity, the “ABL Agent”), and each lender of Last Out Loans party hereto on the date hereof or from time to time party to the ABL Credit Agreement (each a “Subordinated Creditor” or, in its capacity as a party to the ABL Credit Agreement, a “Last Out Lender”and collectively, the “Subordinated Creditors” or, in their capacities as parties to the ABL Credit Agreement, the “Last Out Lenders”).

The Borrowers and any “Guarantors” (as defined in the ABL Credit Agreement; collectively, with the Borrowers, the “Obligors”), certain lenders (the “ABL Lenders”) and the ABL Agent are parties to a Revolving Credit and Security Agreement, dated as of July 10, 2013 (as amended by that certain Amendment and Limited Waiver to Revolving Credit and Security Agreement and Fee Letter, dated as of July 25, 2013, and by that certain Second Amendment to Revolving Credit and Security Agreement, dated as of the date hereof (the “Second Amendment”), and as it may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “ABL Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit (by making loans and issuing letters of credit) by the ABL Lenders to the Borrowers.

To induce the ABL Lenders to enter into the Second Amendment and consent to the making of the Last Out Loans referred to therein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Subordinated Creditors has agreed to subordinate the Subordinated Indebtedness (as hereinafter defined) to the ABL Obligations (as hereinafter defined), all in the manner and to the extent hereinafter provided.

Accordingly, the parties hereto agree as follows:

SECTION 1                               Definitions.

(a)                                 Defined Terms.  The following terms shall have the following meanings:

“ABL Collateral” means all “Collateral” as defined in the ABL Security Documents and any other assets of any other Obligor now or at any time hereafter subject to Liens securing any ABL Obligations and any Subordinated Indebtedness.

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“ABL Loan Documents” means the ABL Credit Agreement and the “Other Documents”, as defined in the ABL Credit Agreement.

“ABL Obligations” means all Obligations (including, for the avoidance of doubt, in respect of post-petition interest at the default rate) that are not Subordinated Indebtedness.

“ABL Required Lenders” means the “Required Lenders”, as defined in the ABL Credit Agreement.

“ABL Secured Parties” means the ABL Agent and the holders of the Obligations, but shall not include the Subordinated Creditors.

“ABL Security Documents” means the security agreement contained in the ABL Credit Agreement, any “Guarantor Security Agreement”, any “Pledge Agreement”, as defined in the ABL Credit Agreement, and any other agreement, document or instrument pursuant to which a Lien is granted to secure any ABL Obligations and any Subordinated Indebtedness or under which rights or remedies with respect to any such Lien are governed.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereinafter in effect, or any successor statute.

“Bankruptcy Law” means any bankruptcy, insolvency, reorganization, receivership or other similar law of any jurisdiction, including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“DIP Financing” shall have the meaning assigned to such term in Section 3.01(a).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 3.01(a).

“Discharge of ABL Obligations” means, subject to Section 2.08, (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any insolvency or liquidation proceeding (including post-petition interest at the default rate)) regardless of whether allowed or allowable in an Insolvency Proceeding and premium, if any, on all indebtedness (other than Subordinated Indebtedness) outstanding under the ABL Loan Documents, (b) payment in full of all other ABL Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including any contingent indemnification obligations to the extent asserted), (c) termination or expiration of all commitments to lend under the ABL Credit Agreement, (d) termination, expiration or cash collateralization (to the reasonable satisfaction of the ABL Agent and the issuer thereof) of all letters of credit issued pursuant to the ABL Credit Agreement and (e) expiration or termination of all Hedge Liabilities (as defined in the ABL Credit Agreement) and Cash Management Obligations (as defined in the ABL Credit Agreement).

“Exempted Last Out Loan Proceeds” means “Exempted Last Out Loan Proceeds” as defined in the ABL Credit Agreement.

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“Insolvency Proceeding” means (a) any voluntary or involuntary proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Obligor, (b) any voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Obligor or for a substantial part of the property or assets of any Obligor, (c) any voluntary or involuntary winding-up or liquidation of any Obligor, or (d) a general assignment for the benefit of creditors by any Obligor.

“Intercreditor Agreement” means the “Intercreditor Agreement” as defined in the ABL Credit Agreement.

“Liens” has the meaning given to such term in the ABL Credit Agreement.

“Obligations” has the meaning given to such term in the ABL Credit Agreement.

“Obligors” means the Borrowers, the Guarantors and each other person that shall have created or purported to create any Lien on all or any part of its assets to secure any ABL Obligations or any Subordinated Indebtedness pursuant to the ABL Documents.

“Overdue Formula Amount” means, at any time of determination, any “Overdue Formula Amount” as defined in Section 3.1 of the ABL Credit Agreement, but only if at such time such Overdue Formula Amount is expressly considered not due and payable for purposes of clause (iii)(x) of the last paragraph of Section 3.1 of the ABL Credit Agreement.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, restructure or replace or to issue other indebtedness in exchange or replacement for, such Indebtedness, in whole or in part.  “Refinanced” and “Refinancing.” shall have correlative meanings.

“Subordinated Indebtedness” means all Obligations solely with respect to “Last Out Loans” as defined in, and outstanding from time to time under, the ABL Credit Agreement, including but not limited to principal, interest, fees, expenses, and other obligations of the Obligors with respect to such Last Out Loans.

“Subordination Terms” means the terms set forth in Section 2.

(b)                                 Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Exhibits shall be

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construed to refer to Sections of, and Exhibits to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2                               Subordination Terms.  The Obligors, ABL Agent and Subordinated Creditors hereby agree as follows:

(a)                                 Subordination.  Each Obligor, for itself and its successors and assigns, covenants and agrees and each Subordinated Creditor, on its own behalf and on behalf of each subsequent holder of Subordinated Indebtedness, likewise covenants and agrees that, to the extent and in the manner set forth in this Agreement, the Subordinated Indebtedness is subordinated and subject in right of payment to the ABL Obligations, such that (subject to Sections 2.01(a) and 2.01(b), the Discharge of ABL Obligations shall occur before any Subordinated Creditor is entitled to receive any payment (other than of Exempt Last Out Loan Proceeds) on account of the Subordinated Indebtedness and, in that connection, unless and until the Discharge of ABL Obligations occurs:

(i)                                     no payment (other than of Exempt Last Out Loan Proceeds) on account of the principal of, or interest on, or any other amount in respect of, this Agreement, the ABL Loan Documents (but only so far as it relates to the Subordinated Indebtedness) or any judgment with respect hereto or thereto (and no payment on account of the purchase or redemption or other acquisition in respect of the Subordinated Indebtedness) shall be made by or on behalf of the Obligors; provided that, (i) interest on the Subordinated Indebtedness may be capitalized as provided for in Section 3.1 of the ABL Credit Agreement and, subject to any terms hereof to the contrary, paid in cash as provided for in Section 3.1 of the ABL Credit Agreement, provided that, without affecting any obligation of the Obligors, no such cash interest shall be paid (x) if at such time any principal, premium, interest, fees and other amounts, to the extent then due and payable with respect to the ABL Obligations, have not been paid in full in cash (other than any Overdue Formula Amount) or (y) in the event of any Insolvency Proceeding (but, for the avoidance of doubt, only until the Discharge of ABL Obligations in such Insolvency Proceeding); and (ii) notwithstanding anything in this Agreement to the contrary, the Subordinated Obligations may be repaid with Exempt Last Out Loan Proceeds as provided in Sections 4.15(h) and 11.5 of the ABL Credit Agreement; and

(ii)                                  the Subordinated Creditors shall not (i) ask, demand, sue for, accelerate or take or receive from any Obligor, by set-off or in any other manner, any payment on account of the principal of, or interest on, or any other amount in respect of, this Agreement or the ABL Credit Agreement (but only so far as it relates to the Subordinated Indebtedness), other than of Exempt Last Out Loan Proceeds as provided in Sections 4.15(h) and 11.5 of the ABL Credit Agreement, provided that, interest on the Subordinated Indebtedness may be capitalized as provided for in Section 3.1 of the ABL Credit Agreement and, subject to any terms hereof to the contrary, paid in cash as provided for in Section 3.1 of the ABL Credit Agreement, provided that, without affecting any obligation of the Obligors, no such cash interest shall be paid (x) if at such time any principal, premium, interest, fees and other amounts, to the extent then due and payable with respect to the ABL Obligations, have not been paid in full in cash (other than any Overdue Formula Amount) or (y) in the event of any Insolvency Proceeding (but, for the avoidance of

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doubt, only until the Discharge of ABL Obligations in such Insolvency Proceeding), or (ii) seek any other remedy allowed at law or in equity against any Obligor for breach of such Obligor’s obligations hereunder or thereunder (but only so far as it relates to the Subordinated Indebtedness) other than any such remedy in respect of such Obligor’s obligations under Section 4.15(h) of the ABL Credit Agreement.

(b)                                 Actions upon Dissolution.  In the event of any Insolvency Proceeding, then upon any payment or distribution of assets of any Obligor of any kind or character, whether in cash, property or securities, to any of its creditors (including without limitation the Subordinated Creditors) the Discharge of ABL Obligations shall occur first before the holders of the Subordinated Indebtedness shall be entitled to retain any assets (other than Exempt Last Out Loan Proceeds) so paid or distributed in respect of the Subordinated Indebtedness (for principal, premium, interest or otherwise) and, to that end, the holders of the ABL Obligations shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character (other than Exempt Last Out Loan Proceeds as provided in Sections 4.15(h) and 11.5 of the ABL Credit Agreement), whether in cash or property or securities that would, but for these Subordination Terms, be paid or delivered to the Subordinated Creditors.  The Subordinated Creditors shall provide to the ABL Agent (on behalf of the ABL Secured Parties) all information and documents necessary to present claims or seek enforcement with respect to the Subordinated Indebtedness and will duly and promptly take such action as the ABL Agent (on behalf of the ABL Secured Parties) may request (i) to collect the Subordinated Indebtedness for the account of the ABL Agent (on behalf of the ABL Secured Parties), other than Exempt Last Out Loan Proceeds, and (ii) to file appropriate claims or proofs of claim with respect thereto.  No Subordinated Creditor, solely in its capacity as a Subordinated Creditor or Last Out Lender under the ABL Credit Agreement, shall take any action in any Insolvency Proceeding in any way so as to contest, and hereby waives any rights it may have to contest (a) the validity or enforceability of any of the ABL Loan Documents, (b) the rights and duties of the ABL Agent and the ABL Secured Parties established in any of the ABL Loan Documents or (c) the validity or enforceability of the subordination provisions set forth in this Agreement.

(c)                                  Subrogation.  Following the Discharge of ABL Obligations, the Subordinated Creditors shall be subrogated to the rights of the ABL Agent (on behalf of the ABL Secured Parties) to receive payments and distributions of cash, property and securities applicable to the ABL Obligations until the principal of, and interest on, and all other amounts in respect of, the Subordinated Indebtedness shall be paid in full.  For purposes of such subrogation, no payments or distributions to the ABL Agent or the ABL Secured Parties of any cash, property or securities to which the Subordinated Creditors would be entitled except for these Subordination Terms, and no payments over pursuant to these Subordination Terms to the ABL Agent or the ABL Secured Parties by the Subordinated Creditors, shall be deemed to be a payment or distribution by any Obligor to or on account of the ABL Obligations; it being understood and agreed that the Subordination Terms are solely for the purpose of defining the relative rights of the ABL Agent and the ABL Secured Parties on the one hand, and the Subordinated Creditors on the other hand.

(d)                                 Turnover by the Subordinated Creditors.  If any payment or distribution of any character (other than Exempt Last Out Loan Proceeds), whether in cash, securities or other property, in respect of this Agreement (so far as it relates to the ABL Obligations or the

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Subordinated Indebtedness) or the ABL Loan Documents shall be received by any Subordinated Creditor in contravention of these Subordination Terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to the ABL Agent (on behalf of the ABL Secured Parties) to the extent necessary to effect the Discharge of ABL Obligations.

(e)                                  No Petition.  So long as any ABL Obligation is outstanding, any Subordinated Creditor in its capacity as such and as a Last Out Lender, in each case, shall not commence, or join with any creditor in commencing, any Insolvency Proceeding.

(f)                                   No Effect.  Unless the ABL Secured Parties and the Subordinated Creditors so expressly subsequently agree, these Subordination Terms shall not be affected by (i) any amendment or modification of, or addition or supplement to, the ABL Credit Agreement or any other ABL Loan Document, (ii) any exercise or non-exercise of any right, power or remedy under or in respect of the ABL Credit Agreement or any other ABL Loan Document, or (iii) any waiver, consent, release, extension, renewal, modification, delay, or other action, inaction or omission in respect of the ABL Credit Agreement or any other ABL Loan Document.

(g)                                  Continuation.  The provisions of these Subordination Terms constitute a continuing agreement and shall (i) remain in full force and effect until the Discharge of ABL Obligations, (ii) be binding upon the Subordinated Creditors, the Obligors and the other parties hereto and their respective successors, transferees and assignees and (iii) inure to the benefit of, and be enforceable by, the ABL Agent (on behalf of the ABL Secured Parties).  These Subordination Terms and this Agreement shall automatically, and without further action, terminate and have no further force or effect as to the Borrowers upon the Discharge of ABL Obligations.

(h)                                 No Impairment; Automatic Restoration.  Except to the extent otherwise expressly provided in the ABL Loan Documents, the foregoing provisions are solely for the purpose of defining the relative rights of the holders of the ABL Obligations on the one hand and the Subordinated Creditors on the other hand, and nothing herein shall impair or affect, as between the Obligors and the Subordinated Creditors, the obligations of the Obligors, which are unconditional and absolute, to pay to the Subordinated Creditors the Subordinated Indebtedness in accordance with the terms of the ABL Loan Documents.  These Subordination Terms shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Obligor in respect of the ABL Obligations is rescinded or must be otherwise restored by any holder of any of the ABL Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

SECTION 3                               Insolvency Proceedings.  Without limiting the provisions of Section 2 hereof, the Obligors hereby agree as follows:

(a)                                 Finance and Sale Matters.  i. Until the Discharge of ABL Obligations has occurred (other than a Discharge of ABL Obligations arising from the Refinancing of the ABL Obligations with the proceeds of a DIP Financing (as defined below) or otherwise), each of the Subordinated Creditors agrees that, in the event of any Insolvency Proceeding, such Subordinated Creditor:

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(A)                               will not take any step or action (whether directly or indirectly) in such Insolvency Proceeding to oppose, object to, impede, or delay the use of any ABL Collateral constituting cash collateral (including, without limitation, any and all terms of any cash collateral order) under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, unless the ABL Secured Parties, or a representative authorized by the requisite ABL Secured Parties, shall oppose or object to such use of cash collateral;

(B)                               will not take any step or action (whether directly or indirectly) in such Insolvency Proceeding to oppose, object to, impede, or delay any post-petition equity or debt financing (including, without limitation, any and all terms of any financing agreement, related documents and financing order), whether provided by Secured Parties or any other person, under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “DIP Financing”), or the Liens securing any DIP Financing (“DIP Financing Liens”), or any grant of adequate protection in connection with any DIP Financing, unless in each case the ABL Secured Parties, or a representative authorized by the requisite ABL Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens;

(C)                               in connection with the use of cash collateral as described in clause (i) above or a DIP Financing, will not request adequate protection (except as otherwise provided under Section 3.04(b) hereof) or any other relief in connection with such use of cash collateral, DIP Financing or DIP Financing Liens; and

(D)                               will not take any step or action (whether directly or indirectly) in such Insolvency Proceeding to oppose, object to, impede, or delay any sale or other disposition of any assets (including, without limitation, the terms and conditions of any bidding procedures orders, sale orders and any and all purchase and sale agreements and related documents) free and clear of Liens under the ABL Security Documents or other claims, whether under Section 363 of the Bankruptcy Code (or any comparable provision of any other Bankruptcy Law) or otherwise, if the ABL Secured Parties, or a representative authorized by the requisite ABL Secured Parties, shall consent to such Disposition.

(ii)                                  Each of the Subordinated Creditors agrees that it shall not oppose, contest or challenge, or support any other person in opposing, contesting or challenging, (i) any request by the ABL Agent or any other ABL Secured Party for adequate protection in any form or (ii) any objection, based on a claim of a lack of adequate protection, by the ABL Agent or any other ABL Secured Party to any motion, relief, action or proceeding.

(iii)                               Each of the Subordinated Creditors hereby expressly and irrevocably waives, for the benefit of ABL Agent and ABL Secured Parties any principles or provisions of law (including as set forth in any Bankruptcy Law, statutory or otherwise) which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of such Subordinated Creditor’s obligations hereunder.

(b)                                 Relief from the Automatic Stay.  Notwithstanding anything to the contrary contained herein, each of the Subordinated Creditors agrees that, so long as the Discharge of

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ABL Obligations has not occurred, it shall not, without the prior written consent of the ABL Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding in respect of any part of the ABL Collateral or any proceeds thereof.

(c)                                  Reorganization Securities.  Without prejudice to Section 2 hereof, if, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the ABL Obligations and the Subordinated Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Subordinated Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(d)                                 Post-Petition Interest; Adequate Protection.  ii. Each of the Subordinated Creditors agrees that it shall not oppose or seek to challenge any claim by the ABL Agent or any other ABL Secured Party for allowance of ABL Obligations consisting of principal, post-petition interest at the default rate, fees, expenses, or any other ABL Obligations, or payment of such claims, in any Insolvency Proceeding.

(i)                                     If any of the Subordinated Creditors obtains any adequate protection payment in respect of the Subordinated Indebtedness in any Insolvency Proceeding, then it agrees to turnover such payment to the ABL Agent (on behalf of the ABL Secured Parties other than the Subordinated Creditors); provided, that if the ABL Secured Parties receive as adequate protection of their interests in the ABL Collateral, (i) a replacement Lien in the ABL Collateral or (ii) superpriority claims, the Subordinated Creditors may, as adequate protection of their interests in the ABL Collateral, receive adequate protection consisting solely of (x) such replacement Lien on the ABL Collateral with respect to the Last Out Loans otherwise subject to the terms of this Agreement, including this Section 3.04(b) with respect to any proceeds of such Lien, and (y) superpriority claims junior in all respects to the superpriority claims granted to the ABL Secured Parties; provided, however, that each Subordinated Creditor shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims;

(e)                                  Certain Waivers by the Subordinated Creditors.  Each Subordinated Creditor waives any claim it may hereafter have against any ABL Secured Party arising out of (a) the election by any ABL Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, or (b) any cash collateral or financing arrangement, or any grant of a security interest in the ABL Collateral, in any Insolvency Proceeding.

(f)                                   Filing of Motions.  Until the Discharge of ABL Obligations has occurred, each of the Subordinated Creditors agrees that it shall not, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any

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of the ABL Collateral, including without limitation with respect to the determination of any Liens or claims held by the ABL Agent (including the validity and enforceability thereof) or any other ABL Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise.

(g)                                  Separate Grants of Security and Separate Classification.  iii. Each of the Subordinated Creditors and the ABL Agent (on behalf of the ABL Secured Parties) acknowledges and agrees that (to the extent applicable) because of, among other things, their differing rights in the ABL Collateral, the Subordinated Indebtedness is not similarly situated to the ABL Obligations and must be separately classified in any plan of reorganization proposed or adopted in any Insolvency Proceeding.

(i)                                     To further effectuate the intent of the parties as provided in paragraph (a), if it is held (i) that the claims of the ABL Secured Parties and the Subordinated Creditors in respect of the ABL Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the Subordinated Creditors and the ABL Agent (on behalf of the ABL Secured Parties) hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Obligors in respect of the ABL Collateral (with the effect being that, to the extent that the aggregate value of the ABL Collateral is sufficient (for this purpose ignoring all claims held by the Subordinated Creditors), the ABL Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at the default rate before any distribution is made in respect of the claims held by the Subordinated Creditors), with each of the Subordinated Creditors hereby acknowledging and agreeing to turn over to the ABL Agent, for distribution to the ABL Secured Parties, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Subordinated Creditors.

(h)                                 Plans of Reorganization.  ABL Agent is hereby irrevocably authorized and empowered (in the name of each Subordinated Creditor) to vote on behalf of such Subordinated Creditor or consent or object on behalf of such Subordinated Creditor in any Insolvency Proceeding with respect to any and all claims of such Subordinated Creditors relating to the Subordinated Indebtedness, and each of the Subordinated Creditors hereby appoints the ABL Agent as its agent, and grants to the ABL Agent an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of exercising any and all rights and taking any and all actions available to such Subordinated Creditor in connection with any case by or against the Obligors in any Insolvency Proceeding, including without limitation, the right to file and/or prosecute any claims, to support or vote in favor of any plan of reorganization, or to make any election under Section 1111(b) of the Bankruptcy Code.  Each of the Subordinated Creditors agrees and that such Subordinated Creditor shall be irrevocably bound to any such votes made or consents given and further shall not challenge or otherwise object to such votes or consents and shall not itself vote or provide consents in the proceeding To the extent that any Subordinated Creditor attempts to vote or votes in favor of any plan or reorganization in a manner inconsistent with this Section 3.08, each of the Subordinated Creditors irrevocably agrees that the ABL Agent may be, and may be deemed, an “authorized agent” of such party under Bankruptcy Rules

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3018(c) and 9010, and that the ABL Agent shall be authorized and entitled to submit a superseding ballot on behalf of such Subordinated Creditor that is consistent herewith.

(i)                                     Other Matters.  Each of the Subordinated Creditors agrees not to assert any rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the ABL Collateral without the prior written consent of the ABL Agent; provided that if requested by the ABL Agent, such Subordinated Creditor shall timely exercise such rights in the manner requested by the ABL Agent, as applicable, including any rights to payments in respect of such rights.

(j)                                    Effectiveness in Insolvency Proceedings.  This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before and after the commencement of an Insolvency Proceeding.  All references in this Agreement to any Obligor shall include such Obligor as a debtor-in-possession and any receiver or trustee for such Obligor in any Insolvency Proceeding.

(k)                                 Intercreditor Agreement.  Each of the Secured Parties and the Obligors acknowledge and agree that nothing in this Section 3 or elsewhere in this Agreement shall impair or otherwise affect the respective rights and obligations under the Intercreditor Agreement of (a) any Secured Party, in its capacity as the ABL Representative (as defined therein) or an ABL Secured Party (as defined therein), (b) any Subordinated Creditor, in its capacity as the Term Debt Representative (used in this Section as defined in the Intercreditor Agreement) or a Term Debt Secured Party (used in this Section as defined in the Intercreditor Agreement) or in any capacity other than as a Subordinated Creditor or (c) any Obligor; provided, however, that no Person that is a Subordinated Creditor, but acting or purporting to act in its capacity as Term Debt Representative or a Term Debt Secured Party, shall take any action or exercise its rights, remedies and powers under the Intercreditor Agreement or otherwise to the extent such action or exercise would advantage or benefit such Person principally in its capacity as a Subordinated Creditor against the ABL Agent or ABL Secured Parties (in their respective capacities as such).

SECTION 4                               Representations.  Each of the parties hereto represents and warrants, as to itself, that it has duly authorized, executed and delivered this Agreement and that this Agreement is the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditor’s rights and subject to general equitable principles.

SECTION 5                               Assignment.  This Agreement may not be assigned by any party hereto to any other entity without the prior written consent of the ABL Agent (until the Discharge of ABL Obligations) and any such assignment without such consent shall be deemed null and void.

Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(i)                                     Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

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(ii)                                  Submission to Jurisdiction.  Each Obligor and each Subordinated Creditor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the ABL Agent or any ABL Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or Subordinated Creditor or its properties in the courts of any jurisdiction.

(iii)                               Waiver of Venue.  Each Obligor and each Subordinated Creditor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(iv)                              Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(v)                                 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER ABL LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE SECOND AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 6                               Amendment.  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Obligors, the Subordinated Creditors and the ABL Agent; provided that this Agreement may be amended pursuant a joinder in substantially the form of Exhibit A annexed

12

hereto, executed by such Subordinated Creditor consented to by ABL Agent, to evidence the joinder of any Subordinated Creditor hereto.

SECTION 7                               Waiver.  No failure on the part of the ABL Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the ABL Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 8                               Severability.  Each party hereto expressly agrees that it is not the intention of any party hereto to violate public policy or state or federal statutory or common laws and applicable regulations and that if any sentence, paragraph, clause or combination thereof in this Agreement is in violation of the same or is required to be changed to comply with same, such paragraph, clause or sentence, or combination of the same shall be inoperative and the remainder of this Agreement shall remain binding upon the parties herein.

SECTION 9                               Notices.

(a)                                 Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)                                     if to the Obligors or the ABL Agent, as provided for in the ABL Credit Agreement; and

(ii)                                  if to the Subordinated Creditors, to the notice address provided by each Last Out Lender under the ABL Credit Agreement.

(b)                                 Electronic Notification.  Notices and other communications to the ABL Agent, the Obligors or the Subordinated Creditors may be delivered or furnished by electronic communications pursuant to procedures approved by it.  The ABL Agent, the Obligors or the Subordinated Creditors may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)                                  Modifications to Notice Provisions.  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d)                                 Appointment of Process Agent.  Each Subordinated Creditor organized under the laws of a jurisdiction other than the United States or any state thereof shall, promptly upon becoming a party hereto, irrevocably appoint a process agent (a “Process Agent”), reasonably satisfactory to ABL Agent, as its agent to receive on behalf of such Subordinated

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Creditor and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding.  Such service may be made by mailing or delivering a copy of such process to such Subordinated Creditor in care of the Process Agent at the Process Agent’s address notified to ABL Agent, and such Subordinated Creditor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf.  As an alternative method of service, such Subordinated Creditor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Subordinated Creditor at its address specified in Section 11.01.

SECTION 10                        Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be signed by their duly authorized officers on the date first set forth above.

BORROWERS:

UNITEK GLOBAL SERVICES, INC.
UNITEK ACQUISITION, INC.

By:
	Name:	Andrew J. Herning
	Title:	Chief Financial Officer

PINNACLE WIRELESS USA, INC.
UNITEK USA, LLC
ADVANCED COMMUNICATIONS USA, INC.
DIRECTSAT USA, LLC
FTS USA, LLC

By:
	Name:	Andrew J. Herning
	Title:	Treasurer

[Signature Page to Subordination Agreement]

ABL AGENT:	APOLLO INVESTMENT CORPORATION, as Administrative Agent under the ABL Credit Agreement

By: Apollo Investment Management, L.P., as Advisor

By: ACC Management, LLC, as its General Partner

By:
Name:
Title:

[Signature Page to Subordination Agreement]

SUBORDINATED CREDITORS:	PENNANTPARK FLOATING RATE CAPITAL LTD., as a Subordinated Creditor
By:
Name:
Title:

CETUS CAPITAL II, LLC, as a Subordinated Creditor
By:
Name:
Title:

LITTLEJOHN OPPORTUNITIES MASTER FUND LP, as a Subordinated Creditor
By:
Name:
Title:

NEW MOUNTAIN FINANCE CORPORATION, as a Subordinated Creditor
By:
Name:
Title:

CERBERUS ASRS HOLDINGS LLC, as a Subordinated Creditor
By:
Name:
Title:

CERBERUS AUS LEVERED HOLDINGS LP, as a Subordinated Creditor
By:
Name:
Title:

CERBERUS LEVERED LOAN OPPORTUNITIES FUND II, L.P., as a Subordinated Creditor
By:
Name:
Title:

[Signature Page to Subordination Agreement]

CERBERUS OFFSHORE LEVERED LOAN OPPORTUNITIES MASTER FUND II, L.P., as a Subordinated Creditor
By:
Name:
Title:

MAIN STREET CAPITAL CORPORATION, as a Subordinated Creditor

By:
Name:
Title:

MARBLEGATE SPECIAL OPPORTUNITIES MASTER FUND, L.P., as a Subordinated Creditor

By:
Name:
Title:

[Signature Page to Subordination Agreement]

EXHIBIT A

FORM OF NEW SUBORDINATED CREDITOR JOINDER TO SUBORDINATION AGREEMENT

This JOINDER AGREEMENT (this “Agreement”) dated as of [      ], 2014 is executed by the undersigned for the benefit of APOLLO INVESTMENT CORPORATION, as administrative agent under the ABL Credit Agreement referenced below (“AIC”, and in such capacity, the “ABL Agent”) and the ABL Secured Parties, in connection with (i) that certain Revolving Credit and Security Agreement, dated as of July 10, 2013  (as from time to time amended, modified, extended, renewed, refinanced, or restated, the “ABL Credit Agreement”), by and among UNITEK GLOBAL SERVICES INC., a Delaware corporation (“UniTek Parent”), UNITEK ACQUISITION, INC., a Delaware corporation (“UniTek Acquisition”), PINNACLE WIRELESS USA, INC., a Delaware corporation (“Pinnacle”), UNITEK USA, LLC, a Delaware limited liability company (“UniTek USA”), ADVANCED COMMUNICATIONS USA, INC., a Delaware corporation (“Advanced Communications”), DIRECTSAT USA, LLC, a Delaware limited liability company (“DirectSat”), FTS USA, LLC, a Delaware limited liability company (“FTS”) (UniTek Parent, UniTek Acquisition, Pinnacle, UniTek USA, Advanced Communications, DirectSat, FTS, collectively the “Borrowers”), ABL Agent, and each lender party thereto, and (ii) that certain Subordination Agreement dated as of August 13, 2014 among the Borrowers under the ABL Credit Agreement, the ABL Agent and the Subordinated Creditors party thereto (as amended, restated, supplemented or modified from time to time, the “Subordination Agreement”).  Capitalized terms not otherwise defined herein are being used herein as defined in the Subordination Agreement.

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each signatory hereby agrees as follows:

1.                                      Each such Person assumes, effective as of the date hereof all the obligations of a Subordinated Creditor under the Subordination Agreement, subject to the terms thereof, and agrees that such Person is a Subordinated Creditor and bound as a Subordinated Creditor under the terms of the Subordination Agreement as if it had been an original signatory to such agreement.

2.                                      Each such Person hereby makes (as of the date hereof, except for such representations that per their terms relate to a different date, which are made as of such date) to the ABL Agent the representations and warranties applicable to a Subordinated Creditor set forth in the Subordination Agreement applicable to such Person and confirms that such representations and warranties are true and correct in all material respects.

3.                                      Each such Person’s address for notices under the Subordination Agreement shall be the address set forth below:

[Insert notice address]

4.                                      This Agreement shall be deemed to be part of, and a modification to, the Subordination Agreement and shall be governed by all the terms and provisions of the Subordination Agreement, respectively, with respect to the modifications intended to be made to such agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of each such Person enforceable against such Person.  Each such Person hereby waives notice of the ABL Agent’s acceptance of this Agreement.  Each such Person will deliver an executed original of this Agreement to the ABL Agent.

[Add signature block for each new Subordinated Creditor]

Schedule 1

Last Out Loan Commitments

Last Out Lender	Last Out Loan Commitment
PENNANTPARK FLOATING RATE CAPITAL LTD.	$74,808.38
CETUS CAPITAL II, LLC	$1,523,538.87
LITTLEJOHN OPPORTUNITIES MASTER FUND LP	$273,183.40
NEW MOUNTAIN FINANCE CORPORATION	$1,478,075.58
CERBERUS ASRS HOLDINGS LLC	$271,542.29
CERBERUS AUS LEVERED HOLDINGS LP	$96,279.39
CERBERUS LEVERED LOAN OPPORTUNITIES FUND II, L.P.	$422,875.46
CERBERUS OFFSHORE LEVERED LOAN OPPORTUNITIES MASTER FUND II, L.P.	$233,414.61
MAIN STREET CAPITAL CORPORATION	$352,526.93
MARBLEGATE SPECIAL OPPORTUNITIES MASTER FUND, L.P.	$273,755.09
Total	$5,000,000.00